SUB-ITEM 77K: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)(1) Previous independent accountant

       (i)   See Sub-Item 77Q1(f)

       (ii)  See Sub-Item 77Q1(f)

       (iii) See Sub-Item 77Q1(f)

       (iv)  See Sub-Item 77Q1(f)

       (v)   See Sub-Item 77Q1(f)

(a)(3) See Sub-Item 77Q1(f)

(b)    New independent accountant

       (i) The Registrant engaged Ernst & Young LLP as its new independent accountant on December 18, 1998.



SUB-ITEM 77Q1: EXHIBITS

(f) LETTERS FROM THE REGISTRANT AND THE INDEPENDENT ACCOUNTANT FURNISHED PURSUANT TO SUB-ITEM 77K

                                              [U.S. GLOBAL INVESTORS, INC. LOGO]

June 18, 1999

Ms. Sherry Davis
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110

Dear Ms. Davis:

This is to provide written confirmation that on December 18, 1998, the U.S. Global Accolade Funds Board of Trustees selected another accounting firm to serve as the independent public accountant to perform audit services through the fiscal year ending October 31, 1999.

U.S. Global Accolade Funds confirms the following:

   * The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years ended October 31, 1998, and October 31, 1997, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

   * The U.S. Global Accolade Funds Audit Committee participated in and approved the decision to change independent accountants.

   * In connection with its audits for the two most recent fiscal years ended October 31, 1998, and October 31, 1997, and through June 18, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

   * During the two most recent fiscal years ended October 31, 1998, and October 31, 1997, and through June 18, 1999, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Please call me if you have any questions about this matter.

Sincerely,

/s/ Susan B. McGee

Susan B. McGee
Executive Vice President
U.S. Global Accolade Funds

SBM:dgb
via Federal Express
cc:  Bill Donahue, via fax only
     Tracy Peterson

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